Exhibit 99.1

Applied Optoelectronics Reports Fourth Quarter and Year 2013 Results

Key Highlights

•	Record quarterly revenue of $23.7 million grew 26 percent year-over-year and 14 percent sequentially
•	Data center revenue of $5.9 million grew 97 percent year-over-year and 84 percent sequentially
•	Fiber-To-The-Home (FTTH) revenue of $1.6 million, grew 6 percent year-over-year and 63 percent sequentially
•	First volume shipments of WDM-PON OLT transceiver products for FTTH market
•	Deployed $4.9 million in capital investment in Q4 to increase data center and FTTH production capacity
•	Full year revenue grew 24 percent to reach a record $78.4 million

Sugar Land, TX, February 27, 2013 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the cable broadband, internet data center, and fiber-to-the-home markets, today announced its financial results for the fourth quarter and year ended December 31, 2013.

“We are very pleased to report our third consecutive quarter of record revenue,” said Dr. Thompson Lin, Applied Optoelectronics, Inc. (AOI) Founder and CEO. “Our revenue growth in the quarter was driven by the continued success of our data center 10G and 40G transceivers among our marquee Web 2.0 customers.”

Lin continued, “Our fourth quarter was a strong finish to a very exciting year for AOI. We grew our revenue to record levels, completed our initial public offering raising $31.5 million in net proceeds and successfully entered two new rapidly growing markets. On the foundation of our number one position in the CATV market, now we are a leader in the rapidly growing data center market and emerging fiber-to-the-home WDM-PON market.

“Looking forward, we expect our data center and fiber-to-the-home products to continue to fuel our growth in 2014. To capitalize on the increasing market demand in the data center market, we are accelerating our investment to expand manufacturing capacity. We are entering the first quarter with record bookings driven by the adoption of our new data center and fiber-to-the-home products. As a result, we believe we will achieve record revenue in the first quarter that will mitigate historical seasonality in the CATV market,” concluded Dr. Lin.

Fourth Quarter Financial Summary

•	Total revenue grew $4.9 million or 26 percent year-over-year to $23.7 million, compared with $18.9 million in the fourth quarter of 2012
•	Gross margin was 28.1 percent, compared with 30.4 percent in the third quarter of 2013. Non-GAAP gross margin was 28.2 percent, compared with 30.5 percent in the third quarter of 2013. Gross margin was impacted by CATV product mix and the initial production of fiber-to-the-home WDM-PON transceivers. Gross margin for fiber-to-the-home products is expected to improve as volumes increase and manufacturing increases in Taiwan in the first quarter of 2014
•	GAAP net loss was $0.5 million, compared with net income of $0.4 million in the third quarter of 2013 and net income of $0.1 million in the fourth quarter of 2012
•	Non-GAAP net income was $0.3 million, compared with non-GAAP net income of $0.6 million in the third quarter of 2013 and non-GAAP net income of $0.3 million in the fourth quarter of 2012
•	On December 31, 2013, cash, cash equivalents and short-term investments totaled $30.8 million. On October 1, 2013, the company received $31.5 million in net proceeds from its initial public offering

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Full Year 2013 Financial Summary

•	Total revenue grew $15.0 million or 24 percent year-over-year to $78.4 million, compared with $63.4 million in 2012
•	Gross margin was 29.4 percent, compared with 29.8 percent in 2012. Non-GAAP gross margin was 29.4 percent, compared with 29.9 percent in 2012
•	GAAP net loss was $1.4 million, compared with net loss of $0.9 million in 2012
•	Non-GAAP net income was $0.1 million, compared with a net loss of $0.5 million in 2012

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these Non-GAAP financial measures.

First Quarter 2014 Business Outlook(+)

AOI’s outlook for the first quarter of 2014 primarily reflects continued robust growth in the internet data center market and increased revenue from the FTTH market. The company currently expects:

•	Revenue in the range of $23.5 million to $24.5 million
•	On a non-GAAP basis gross margin in the range of 31.0 percent to 32.0 percent
•	On a non-GAAP basis net income in the range of $0.5 million to $1.0 million, and fully diluted earnings per share in the range of $0.04 to $0.07, using approximately 13.5 million shares

(+)Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on Non-GAAP financial measures.

Conference Call Information

Applied Optoelectronics will host a conference call for analysts and investors to discuss its fourth quarter and year 2013 results and outlook for its first quarter of 2014 today, February 27, 2014 at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time. Open to the public, investors may access the call by dialing (480) 629-9712. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing (303) 590-3030 and entering passcode 4664747.

Forward-Looking Information

This press release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company’s products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers products or their rate of deployment of their products; general conditions in the CATV, internet data center or FTTH markets; changes in the world economy (particularly in the United States, and China); the negative effects of seasonality; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s Prospectus and quarterly report on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘anticipates,’’ ‘‘believes,’’ or ‘‘estimates” or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company’s expectations.

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Non-GAAP Financial Measures

We provide Non-GAAP gross margin, Non-GAAP operating income (loss), Non-GAAP net income (loss), Non-GAAP earnings per share, and other non-GAAP measures like Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross profit, we exclude stock-based compensation expense from our GAAP gross profit. To arrive at our non-GAAP income (loss) from operations, we exclude all amortization of intangible assets, stock-based compensation expense and non-recurring consulting fees, if any, from our GAAP net income (loss) from operations. To arrive at Adjusted EBITDA, we exclude these same items and, additionally, exclude asset impairment charges, loss (gain) from disposal of idle assets, unrealized exchange loss (gain), interest (income) expense, on a net basis, provision for (benefit from) income taxes and depreciation expense, from our GAAP net income (loss). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense, amortization and tax is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

Adjusted EBITDA and other Non-GAAP measures should not be considered as an alternative to gross profit, income (loss) from operations, net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP. Our Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate Adjusted EBITDA or such other non-GAAP measures in the same manner.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules, and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the CATV broadband, internet datacenter, and fiber-to-the-home markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all three of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

Applied Optoelectronics Inc. and the related AOI logo are trademarks of Applied Optoelectronics Inc.

Investor Relations Contacts:

Applied Optoelectronics, Inc.	The Blueshirt Group, Investor Relations
James L. Dunn, Jr.	Maria Riley
Chief Financial Officer	+1-415-217-7722
ir@ao-inc.com	ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$22,006	$10,723
Restricted Cash	775	503
Short term Investments	7,970	–
Accounts Receivable, net	22,089	13,525
Inventories	19,608	12,493
Notes Receivable	–	1,034
Prepaid Expenses and Other Current Assets	5,488	968
Total Current Assets	77,936	39,246

Property, Plant And Equipment, Net	31,134	24,838
Land Use Rights	959	674
Intangible Assets, net	851	795
Other Assets	177	195
TOTAL ASSETS	$111,057	$65,748

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$15,010	$6,913
Accrued Expenses	4,515	3,243
Bank Acceptance Payable	2,347	1,521
Bank Loan-Short Term	13,260	13,657
Current Portion of Long Term Debt	3,925	243
Total Current Liabilities	39,057	25,577

Long Term Debt, Net of Current Portion	8,923	9,163
TOTAL LIABILITIES	47,980	34,740

TOTAL STOCKHOLDERS' EQUITY	63,077	31,008

Total Liabilities, redeemable preferred stock and stockholders' equity	$111,057	$65,748

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue
CATV	$14,041	$13,277	$47,373	$49,842
Datacenter	5,910	2,998	19,386	5,293
FTTH	1,603	1,512	4,377	3,690
Other	2,190	1,074	7,288	4,596
Total Revenue	23,744	18,861	78,424	63,421

Total Cost of Revenue	17,068	13,418	55,396	44,492

Total Gross Profit	6,676	5,443	23,028	18,929

Operating Expenses:
Research & Development	2,400	2,143	8,512	7,603
Sales and Marketing	1,198	755	4,191	3,135
General and administrative	3,375	2,214	10,632	8,012
Total Operating Expenses	6,973	5,112	23,335	18,750

Operating Income (Loss)	(297)	331	(307)	179

Other Income (Expense):
Interest Income	55	14	104	26
Interest Expense	(200)	(314)	(1,125)	(1,381)
Other Income	69	31	334	94
Other Expense	(147)	(11)	(412)	137
Total Other Income (Expenses):	(223)	(280)	(1,099)	(1,124)

Net Income (loss) before Income Taxes	$(520)	$51	$(1,406)	$(945)

Net income (loss) per share attributable to common stockholders
basic	$(0.04)	$0.20	$(0.14)	$(3.56)
diluted	$(0.04)	$0.07	$(0.14)	$(3.56)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	12,631	266	9,965	266
diluted	12,631	695	9,965	266

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated NON GAAP Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue
CATV	$14,041	$13,277	$47,373	$49,842
Datacenter	5,910	2,998	19,386	5,293
FTTH	1,603	1,512	4,377	3,690
Other	2,190	1,074	7,288	4,596
Total Revenue	23,744	18,861	78,424	63,421

Total Cost of Revenue	17,052	13,416	55,340	44,484

Total Gross Profit	6,692	5,445	23,084	18,937

Operating Expenses:
Research & Development	2,383	2,141	8,459	7,596
Sales and Marketing	1,178	753	4,139	3,126
General and administrative	2,718	2,076	9,622	7,775
Total Operating Expenses	6,279	4,970	22,220	18,497

Operating Income (Loss)	413	475	864	440

Other Income (Expense):
Interest Income	55	14	104	26
Interest Expense	(200)	(314)	(1,125)	(1,381)
Other Income	69	31	334	56
Other Expense	(62)	57	(70)	355
Total Other Income (Expenses):	(138)	(212)	(757)	(944)

Net Income (loss) before Income Taxes	$275	$263	$107	$(504)

Net income (loss) per share attributable to common stockholders
basic	$0.02	$0.99	$0.01	$(1.89)
diluted	$0.02	$0.38	$0.01	$(1.89)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	12,631	266	9,965	266
diluted	13,291	695	10,626	266

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
GAAP total gross profit	6,676	5,443	23,028	18,929
Share-based compensation expense	16	2	56	8
Non-GAAP income (loss) from gross profit	6,692	5,445	23,084	18,937
Non-GAAP gross margin	28.2%	28.9%	29.4%	29.9%
GAAP research and development expense	2,400	2,143	8,512	7,603
Share-based compensation expense	17	2	53	7
Non-GAAP research and development expense	2,383	2,141	8,459	7,596
GAAP sales and marketing expense	1,198	755	4,191	3,135
Share-based compensation expense	20	2	52	9
Non-GAAP sales and marketing expense	1,178	753	4,139	3,126
GAAP general and administrative expense	3,375	2,214	10,632	8,012
Share-based compensation expense	640	105	907	136
Amortization expense	17	16	68	60
Non Recurring expense	0	17	35	41
Non-GAAP general and administrative expense	2,718	2,076	9,622	7,775
GAAP total operating expense	6,973	5,112	23,335	18,750
Share-based compensation expense	677	109	1,012	152
Amortization expense	17	16	68	60
Non Recurring expense	0	17	35	41
Non-GAAP total operating expense	6,279	4,970	22,220	18,497
GAAP operating income (loss)	(297)	331	(307)	179
Share-based compensation expense	693	111	1,068	160
Amortization expense	17	16	68	60
Non Recurring expense	0	17	35	41
Non-GAAP operating income (loss)	413	475	864	440
GAAP other income (loss)	(223)	(280)	(1,099)	(1,124)
Loss (gain) from disposal of idle assets	0	0	0	(38)
Unrealized exchange loss (gain)	85	68	342	218
Non-GAAP other income (loss)	(138)	(212)	(757)	(944)
GAAP net income (loss)	(520)	51	(1,406)	(945)
Amortization of intangible assets	17	16	68	60
Share-based compensation expense	693	111	1,068	160
Non Recurring charges	0	17	35	41
Loss (gain) from disposal of idle assets	0	0	0	(38)
Unrealized exchange loss (gain)	85	68	342	218
Non-GAAP net income (loss)	275	263	107	(504)
GAAP net income (loss)	(520)	51	(1,406)	(945)
Amortization of intangible assets	17	16	68	60
Share-based compensation expense	693	111	1,068	160
Depreciation expense	954	712	3,339	2,882
Non Recurring charges	0	17	35	41
Loss (gain) from disposal of idle assets	0	0	0	(38)
Unrealized exchange loss (gain)	85	68	342	218
Interest (income) expense, net	145	301	1,021	1,356
Adjusted EBITDA	1,374	1,276	4,467	3,734

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